Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Monday, August 1, 2005

(713) 651-4300

KEY ENERGY ANNOUNCES NEW SENIOR CREDIT FACILITY

AND CONFERENCE CALL

HOUSTON, TX, August 1, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) today announced that it has closed new Senior Credit Facilities with an aggregate availability of $547.25 million.  The Company also announced that it will hold a conference call on August 18, 2005.

CONFERENCE CALL

The Company will host a conference call on Thursday, August 18, 2005 at 10:00am EDT in conjunction with the release of its second quarter select financial data.  During the conference call, the Company intends to provide an activity update as well as an update on the restatement process. To access the call, which is open to the public, please call the conference operator at the following number: (888) 428-4471 and ask for the “Key Energy Conference Call.” The conference call will also be available on the web. To access the webcast go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on August 18, 2005 at 5:00pm EDT and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 791694.

NEW SENIOR CREDIT FACILITY

The Company announced that it has closed its new $547.25 million Senior Credit Facilities which were arranged by Lehman Brothers Inc.  The Senior Credit Facilities include a seven-year Delayed Draw $400 million Term Loan B Facility, a five-year $82.25 million Synthetic Letter of Credit Facility and a five-year $65 million Revolving Credit Facility (including a $25 million sub-limit for additional letters of credit).

The new $65 million Revolving Credit Facility and the $82.25 million Letter of Credit Facility replace the Company’s existing $150 million Revolving Credit Facility.  Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., will serve as the administrative agent and collateral agent for the Facilities and Wells Fargo Foothill, Inc. will serve as the administrative agent for the Revolving Credit and Synthetic Letter of Credit Facilities.  In connection with the termination of the Company’s existing Revolving Credit Facility, the Company will accelerate approximately $327,000 of debt issuance costs in the third quarter of 2005.  At present, the Company has no plans to make any borrowings under the new $65 million Revolving Credit Facility.

The $400 million seven-year Term Loan B Facility will be used to refinance the Company’s 6 3/8% Senior Notes due 2013 or its 8 3/8% Senior Notes due 2008, if necessary.  The pricing on the Term Loan B facility will initially be LIBOR + 275 basis points.

Failure to provide audited financial statements will not create a breach of the new Senior Credit Facilities until March 16, 2007, the date the Company’s 10-K for the year ended December 31, 2006, would be due.  The Company believes the new Facilities provide ample time for the Company to complete the restatement process.  The new Facilities provide for a 50 basis point increase in interest rate on each of December 31, 2005, and June 3, 2006, if the Company is not current on its filings with the SEC by those respective dates.

Total fees and expenses for the new Senior Credit Facilities will depend on the amount of the Term Loan B facility which is used by the Company and the timing of that use.  Fees and expenses paid at closing of the Revolving Credit Facility and Synthetic Letter of Credit Facility totaled approximately $7.2 million, of which approximately $2.1 million will be expensed in the quarter ending September 30, 2005.

Commenting on the new credit facilities, Dick Alario, Chairman and CEO, stated, “We are very pleased with the success of the Senior Credit Facilities and the support we received from Lehman Brothers and Wells Fargo Foothill.  In addition, we are gratified that over 80 lenders and institutions made commitments to the Facilities.   The Facilities permit the Company to

refinance both the 6 3/8% and 8 3/8% Notes, if and to the extent necessary, as well as to meet our letter of credit needs and provide a source of additional liquidity if we need it in the future.”

The Company’s work on the restatement of its financial statements for 2003 and prior periods is continuing, but it will be unable to file its annual report for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission by August 6, 2005.  As a result, the holders of the 6 3/8% Notes and the 8 3/8% Notes will have the right to accelerate repayment of the respective Notes after August 6, 2005.  The Company expects to provide an update on the status of the restatement in the conference call scheduled for August 18, 2005.  In addition, the Company did not file annual and quarterly reports for the 2004 fiscal year by July 31, 2005, which constitutes a separate default under the indentures for the 6 3/8% Notes and the 8 3/8% Notes.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in essentially all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks that the Company will not complete its 2003, 2004 and 2005 financial statements within the time frames established in the Senior Credit Facilities, which unless waived by the lenders would constitute a default under the facilities; and uncertainties regarding the costs of the new facilities, including the fact that interests rates will float, that fees and expenses related to the new facilities will depend on the extent to which the Term B facility is funded, and that interest cost may exceed that currently payable with respect to the Notes; and the risk that the Company will have to incur additional borrowings under the Revolving Credit Facility, which will depend on the Company’s ability to generate sufficient cash from operations to obviate the need to borrow, which in turn can be affected by risks inherent to the Company’s business.   Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.